EXHIBIT 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





TO THE GENLYTE GROUP INCORPORATED:





As independent public accountants, we hereby consent to the incorporation of (a) our report dated January 26, 1995 included in The Genlyte Group Incorporated's (the "Company's") Annual Report to Shareholders for the year ended December 31, 1994 into the Company's Annual Report on Form 10-K for the year ended December 31, 1994 (the "Form 10-K") and (b) our reports dated January 26, 1995 included and incorporated into the Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (Registration No.'s: 33-30722 and 33-27190).






                                                             ARTHUR ANDERSEN LLP



New York, New York

March 23, 1995